SECOND AMENDMENT TO AGREEMENT TO ISSUE WARRANTS


     THIS SECOND AMENDMENT TO AGREEMENT TO ISSUE WARRANTS (this "Amendment") is entered into as of June 5, 1997, by and among LARSON DAVIS INCORPORATED, a Nevada corporation (the "Company"), and LAURA HUBERFELD ("Huberfeld") and NAOMI BODNER ("Bodner"), based on the following premises.

                                    Premises

     A. The parties entered into an Agreement to Issue Warrants dated January 9, 1997, as amended April 16, 1997 (the "Agreement"), pursuant to which the Company agreed, subject to certain conditions, to issue warrants to purchase shares of stock of the Company.

     B. The parties wish to amend the terms of the Agreement as set forth in this Amendment and to confirm all the others terms and provisions of the Agreement.

                                   Agreement

     NOW, THEREFORE, based on the foregoing premises, which are incorporated herein by this reference, and for and in consideration of the mutual covenants and agreements herein set forth and the mutual benefit to the parties to be derived therefrom, it is hereby agreed as follows:

     1. Exercise of Outstanding Warrants. Paragraph 1.2 of the Agreement is modified to read in its entirety as follows:

          1.2 Exercise of Outstanding Warrants. Huberfeld and Bodner each delivered to the Company $712,002 (an aggregate of $1,424,004) on or before January 31, 1997, as payment of the exercise price of a portion of the Outstanding Warrants. Huberfeld and Bodner further agree to deliver an additional $899,100.40 each (an aggregate of $1,798,200.80) to the Company on or before the date that is 90 days subsequent to the effective date of the Registration Statement referred to in paragraph
     5.1 of this Agreement to complete the exercise of the Outstanding Warrants. On receipt of the first payment, the Company delivered certificates representing 227,840 shares of common stock, 113,920 shares registered in the name of Laura Huberfeld and 113,920 shares registered in the name of Naomi Bodner. An additional 40,840 shares (20,420 shares each) are held in reserve and will be issued on timely payment of the remaining amount. On receipt of the final payment on or before 90 days subsequent to the effective date of the Registration Statement referred to paragraph 5.1 of this Agreement, the Company shall issue a total of 372,576 shares (186,288 shares each), including the 40,840 shares (20,420 shares each), for a grand total of 600,416 shares (300,208 shares each) issued to Huberfeld and Bodner on exercise of the Outstanding Warrants.

     3. Failure to Make Payments. Paragraph 1.3 of the Agreement is hereby amended to read in its entirety as follows:

          1.3 Failure to Make Payments. In the event that either Huberfeld or Bodner fails to make the payment due on or before 90 days subsequent to the effective date of the Registration Statement, the exercise price of all of the Outstanding Warrants (including those previously exercised) held by such individual shall be $6.25 per share of Common Stock and the shares of stock reserved for such individual under the provisions of 1.2 shall not be issued.

     4. Issuance of Additional Warrants. Paragraph 1.4 of the Agreement is modified to read in its entirety as follows:

          1.4 Issuance of Additional Warrants. On timely exercise of the Outstanding Warrants by the date specified in this Agreement, the Company agrees to issue new warrants to Huberfeld and Bodner to acquire the same number of shares of Common Stock that were originally subject to the Outstanding Warrants, such new warrants to have an exercise price of $8.75 per share of Common Stock (the "$8.75 Warrants"). The $8.75 Warrants shall be exercisable at any time after August 1, 1997, and prior to the close of business on April 16, 2001. The $8.75 Warrants shall be in the form attached hereto as Exhibit "A" and incorporated herein by this reference.

All subsequent references in the Agreement to the "$10.75 Warrants" shall be deemed to be references to the "8.75 Warrants."

     5. Registration Rights. Paragraph 5.1 of the Agreement shall be amended by replacing the opening words of the first sentence "On or before April 30, 1997" with the words "Within 20 days of the request of Huberfeld or Bodner."

     6. Ratification of the Agreement. Except as specifically provided in paragraphs 1 through 5 of this Amendment, the parties hereby specifically ratify, confirm, and adopt as binding and enforceable, all of the terms and conditions of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                    The Company:

                                          Larson Davis Incorporated


                                          By   /s/ Brian G. Larson
                                            Brian G. Larson, President

                                    Huberfeld:

                                          /s/ Laura Huberfeld
                                          Laura Huberfeld
                                          Address:  152 West 57th Street
                                                    New York, New York  10019

                                    Bodner:

                                          /s/ Naomi Bodner
                                          Naomi Bodner
                                          Address:  152 West 57th Street
                                                    New York, New York  10019